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                         TRAVELOCITY HOLDINGS SUB INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                           SABRE HOLDINGS CORPORATION

           HAS INCREASED THE PRICE OF ITS OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                              TRAVELOCITY.COM INC.
                                       TO

                              $28.00 NET PER SHARE
     ----------------------------------------------------------------------
     THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
    NEW YORK CITY TIME, ON FRIDAY, APRIL 5, 2002, WHICH DATE MAY BE EXTENDED.
--------------------------------------------------------------------------------

                                 MARCH 18, 2002

TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

    We have been engaged by Travelocity Holdings Sub Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Sabre Holdings Corporation, a Delaware corporation ("Sabre"), to act as Information Agent in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Travelocity.com Inc., a Delaware corporation ("Travelocity"), at an increased price of $28.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 5, 2002, as amended and supplemented by the supplement thereto, dated March 18, 2002 (the "Supplement"), and in the related revised (yellow) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

    Tendering stockholders may continue to use the original (blue) Letter of Transmittal and the original (gray) Notice of Guaranteed Delivery previously circulated with the Offer to Purchase, or may use the revised (yellow) Letter of Transmittal and the revised (pink) Notice of Guaranteed Delivery circulated with the Supplement. While the original (blue) Letter of Transmittal previously circulated with the Offer to Purchase refers only to the Offer to Purchase, stockholders using such document to tender their Shares will nevertheless be deemed to be tendering pursuant to the Amended Offer (including the amendments and supplements made by the Supplement) and will receive $28.00 for each Share validly tendered and not properly withdrawn and if Shares are accepted for payment and paid for by Purchaser pursuant to the Amended Offer. For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

        1.  The Supplement, dated March 18, 2002.

        2. The revised (yellow) Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the revised (yellow) Letter of Transmittal may be used to tender Shares.

        3. The revised (pink) Notice of Guaranteed Delivery for Shares to be used to accept the Amended Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Supplement).
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        4.  A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Amended Offer.

        5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

        6.  A return envelope addressed to the Depositary (as defined below).

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 5, 2002, WHICH DATE MAY BE EXTENDED.

    Please note the following:

        1. The increased offer price is $28.00 per Share, net to the seller in cash without interest.

        2.  The Amended Offer is being made for all outstanding Shares.

        3. A SPECIAL COMMITTEE OF OUTSIDE, INDEPENDENT DIRECTORS OF TRAVELOCITY'S BOARD OF DIRECTORS HAS DETERMINED THAT THE AMENDED OFFER PRICE IS ADEQUATE. BASED ON THAT DETERMINATION, THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS OF TRAVELOCITY, WITH BOTH SPECIAL COMMITTEE DIRECTORS VOTING IN FAVOR, ONE DIRECTOR VOTING AGAINST, AND SIX DIRECTORS ABSTAINING, HAVE RECOMMENDED THAT STOCKHOLDERS ACCEPT THE AMENDED OFFER AND TENDER THEIR SHARES.

        4. THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 5, 2002, WHICH DATE MAY BE EXTENDED.

        5. The Amended Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a sufficient number of Shares such that, after the Shares are purchased pursuant to the Amended Offer, Sabre and its subsidiaries would own at least 90% of the Shares on an as-converted basis. The Amended Offer is also subject to the other conditions set forth in the Amended Offer. See Sections 1 and 11 of the Supplement.

        6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to The Bank of New York, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the revised (yellow) Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Amended Offer. However, Federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the revised (yellow) Letter of Transmittal.

        7. Notwithstanding any other provision of the Amended Offer, payment for Shares accepted for payment pursuant to the Amended Offer will in all cases be made only after timely receipt by the Depositary of
    (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares) into the Depositary's account at The Depository Trust Company,
    (b) either the original (blue) or revised (yellow) Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3 to the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the revised (yellow) Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry

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    Confirmations with respect to Shares are actually received by the
    Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE AMENDED OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    In order to take advantage of the Amended Offer, certificates for all tendered Shares in proper form for transfer (or a Book-Entry Confirmation with respect to all such shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal), and any required documents must be received by the Depositary, all in accordance with the instructions set forth in the revised (yellow) Letter of Transmittal and the Offer to Purchase.

    Any Holder who desires to tender Shares and whose certificates for Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the Expiration Date, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

    Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Amended Offer (other than the Depositary and the Information Agent as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Amended Offer, except as otherwise provided in Instruction 6 of the revised (yellow) Letter of Transmittal.

    Questions and requests for additional copies of the enclosed material may be directed to D.F. King & Co., Inc., the Information Agent for the Amended Offer, at D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, or call toll-free at (888) 414-5566.

                                          Very truly yours,

                                          D.F. King & Co., Inc.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF SABRE, PURCHASER, TRAVELOCITY, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE AMENDED OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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